United Dominion Realty Trust, Inc.
Computation of Ratio of Earnings and Funds From Operations to Combined Fixed
                     Charges and Preferred Stock Dividends
                             (Dollars in thousands)
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

                                                                Three Months    Three Months     Nine  Months    Nine  Months
                                                                   Ended            Ended           Ended           Ended
                                                               September 30,    September 30,   September 30,   September 30,
                                                                    1994            1995             1994            1995
                                                               -------------    -------------   -------------   -------------
Income before extraordinary item                                   $5,975           $7,504         $13,458         $25,224

Add:
  Portion of rents representative
    of the interest factor                                             43               53             121             143
  Interest on indebtedness                                          7,580            9,974          18,202          30,563
  Adoption of SFAS No. 112 "Employers'  Accounting for
      Postemployment Benefits"                                         --               --             450              --
                                                               ----------       ----------      ----------      ----------
    Earnings                                                      $13,598          $17,531         $32,231         $55,930

Add/(Deduct):
  Depreciation on real estate                                       7,931            9,996          19,807          28,545
  (Gains) /losses  on sales of real estate owned                       20             (205)             20          (4,844)
  Other                                                                --              500              --             500
                                                               ----------       ----------      ----------      ----------

    Funds from operations, as adjusted                            $21,549          $27,822         $52,058         $80,131
                                                               ==========       ==========      ==========      ==========


Fixed charges and preferred stock dividend:
  Interest on indebtedness                                         $7,580           $9,974         $18,202         $30,563
  Portion of rents representative
    of the interest factor                                             43               53             121             143
                                                               ----------       ----------      ----------      ----------
     Fixed charges                                                  7,623           10,027          18,323          30,706
                                                               ----------       ----------      ----------      ----------
Add:
  Preferred stock dividend                                             --            2,428              --           4,209
                                                               ----------       ----------      ----------      ----------

     Combined fixed charges and preferred stock dividend           $7,623          $12,455         $18,323         $34,915
                                                               ==========       ==========      ==========      ==========


Ratio of earnings to fixed charges                                   1.78 x           1.75 x          1.76 x          1.82 x

Ratio of earnings to combined fixed charges
     and preferred stock dividend                                    1.78             1.41            1.76            1.60

Ratio of funds from operations to fixed charges                      2.83             2.77            2.84            2.61

Ratio of funds from operations to combined
     fixed charges and preferred stock dividend                      2.83             2.23            2.84            2.30
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